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                                 EXHIBIT 99(A)



                    FORM OF PROXY OF GREAT SOUTHERN BANCORP





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PROXY
                      SOLICITED BY THE BOARD OF DIRECTORS
                             GREAT SOUTHERN BANCORP
                        SPECIAL MEETING OF SHAREHOLDERS
                                         , 1997

    The undersigned hereby appoints Arthur S. Hillbrath and C. Robert Stock, and either of them, or such other persons as the board of directors of Great Southern Bancorp ("Great Southern"), may designate, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock of Great Southern at the special meeting of
shareholders to be held on        , 1997, and at any and all adjournments and
postponements thereof.

1. To ratify and approve the Agreement and Plan of Merger dated as of March 6, 1997, pursuant to which Great Southern will be merged with and into The Colonial BancGroup, Inc.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

2. In their discretion, to vote on such other matters as may properly come before the meeting, and to vote upon matters incident to the conduct of the meeting.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GREAT SOUTHERN AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS RESPECTING SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND TO VOTE UPON MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.

                                                  DATED:                 , 1997
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                                                  PHONE NO:
                                                           ---------------------

                                                  ------------------------------
                                                  (Signature of Shareholder

                                                  ------------------------------
                                                  (Signature of Shareholder, if
                                                  more than one)

                                                      Please sign exactly as
                                                  your name appears on the
                                                  envelope in which this
                                                  material was mailed. If shares
                                                  are held jointly, each
                                                  shareholder must sign. Agents,
                                                  executors, administrators,
                                                  guardians and trustees must
                                                  give full title as such.
                                                  Corporations should sign by
                                                  their president or authorized
                                                  officer.